Exhibit 99.1

For immediate release	For More Information: Michelle S. Hickox, EVP & Chief Financial Officer 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES RENEWAL OF STOCK REPURCHASE PLAN

ABILENE, Texas, July 26, 2024 – First Financial Bankshares, Inc. (NASDAQ: FFIN) (the "Company", "we", "us", or "our") has announced the renewal of its existing stock repurchase plan. Pursuant to the renewed plan, the Company may repurchase up to 5,000,000 shares of its common stock, which represents approximately 3.5 percent of the Company’s outstanding shares as of July 23, 2024, through July 31, 2025. The Board of Directors previously authorized the repurchase of up to 5,000,000 shares of common stock through July 31, 2024.

The stock repurchase plan authorizes management to repurchase shares at such time and price as repurchases are considered beneficial to the Company and its stockholders. Any repurchase of shares will be made through the open market, block trades, or in privately negotiated transactions in accordance with applicable laws and regulations. Under the repurchase plan, there is no minimum number of shares that the Company is required to repurchase.

“First Financial continues to have one of the strongest capital positions in the banking industry and we believe it is in the best interest of our shareholders to have a stock repurchase plan in place to be able to execute when the price of our shares is attractive,” said F. Scott Dueser, Chairman, CEO and President of First Financial. “The renewal of this share repurchase plan demonstrates our board’s confidence in the outlook of First Financial.”

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 79 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Lumberton, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at https://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast,” “project,” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; economic impact of oil and gas prices and the pandemic, changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents and Filings” on the Company’s Website or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.